SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 24, 2003
(Date of earliest event reported)

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-4373	86-0654102

(Commission File Number)	(IRS Employer Identification Number)

1600 NORTH DESERT DRIVE
TEMPE, ARIZONA
85281
(Address of Principal Executive Offices)
(Zip Code)

(602) 389-8600
(Registrant’s telephone number, including area code)

Item 12.  Results of Operations and Financial Condition

     The Company is furnishing this Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a press release released on July 24, 2003.

     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this Report is available on our website located at www.threefive.com, although we reserve the right to discontinue that availability at any time.

Exhibit 99.1    Press Release to be released on July 24, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE-FIVE SYSTEMS, INC.

Date: July 24, 2003	By:	/s/ Jeffrey D. Buchanan

Jeffrey D. Buchanan Executive Vice President, Chief Financial Officer, Secretary, and Treasurer